As filed with the Securities and Exchange Commission on January 28, 2010
Registration No. 333-160889

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
Registration Statement
Under The Securities Act of 1933

EASTMAN KODAK COMPANY
(Exact name of Registrant as specified in its charter)

New Jersey	16-0417150
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
343 State Street
Rochester, New York 14650
(585) 724-4000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Joyce P. Haag
General Counsel and Senior Vice President
Eastman Kodak Company
343 State Street
Rochester, New York 14650
(585) 724-4000
SEE TABLE OF ADDITIONAL REGISTRANTS
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Larry W. Sonsini, Esq.
Selim Day, Esq.
Wilson Sonsini Goodrich & Rosati,
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate Offering	Amount of
Securities to be Registered(1)(2)	Registered(1)(2)	Per Unit(1)(2)	Price(1)(2)	Registration Fee(3)
Debt Securities(4)
Common Stock, $2.50 par value(4)
Preferred Stock, $10.00 par value(4)
Warrants
Guarantees of Debt Securities

(1)	An indeterminate amount of each identified class of securities to be offered at indeterminate prices is being registered pursuant to this registration statement.

(2)	Omitted pursuant to General Instruction II.E. of Form S-3.

(3)	The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r). Any registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).

(4)	Also includes such indeterminate amount of debt securities, preferred stock or common stock as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, warrants, or convertible or exchangeable debt securities, or preferred stock that provides for exercise or conversion into or purchase of such securities of Eastman Kodak Company. Separate consideration may or may not be received for any debt securities or any shares of preferred stock or common stock so issued upon conversion, exchange or redemption.

TABLE OF ADDITIONAL REGISTRANTS

	State or Other	Primary Standard
	Jurisdiction of	Industrial	I.R.S. Employer
	Incorporation or	Classification	Identification
Registrant	Organization	Number	Number
Creo Manufacturing America LLC(1)	Wyoming	8741	20-0754412
Eastman Gelatine Corporation(2)	Massachusetts	2899	04-1272190
Eastman Kodak International Capital Company, Inc.(3)	Delaware	8741	16-0952341
Far East Development Ltd.(4)	Delaware	8741	16-1152300
FPC Inc.(5)	California	5065	95-3519183
Kodak Americas, Ltd.(6)	New York	8741	66-0216256
Kodak Aviation Leasing LLC(7)	Delaware	4522	06-1585224
Kodak Imaging Network, Inc.(8)	Delaware	7375	94-3334107
Kodak (Near East), Inc.(9)	New York	8741	16-6027936
Kodak Philippines, Ltd.(10)	New York	8741	16-0747862
Kodak Portuguesa Limited(11)	New York	8741	16-0839171
Kodak Realty, Inc.(12)	New York	8741	16-0912045
Laser Edit, Inc.(13)	California	7819	95-3900451
Laser-Pacific Media Corporation(14)	Delaware	7819	95-3824617
NPEC Inc.(15)	California	8741	16-1375677
Pacific Video, Inc.(16)	Delaware	7819	95-3806602
Pakon, Inc.(17)	Indiana	8741	35-1643462
Qualex Inc.(18)	Delaware	7384	16-1306019

(Address including zip code, and telephone number, including area code, of additional Registrant’s principal executive offices)

(1)	1720 Carey Avenue, Suite 200, Cheyenne, WY 82001, Tel. (585) 724-4000

(2)	227 Washington Street, Peabody, MA 01960, Tel. (800) 833-6597

(3)	343 State Street, Rochester, NY 14650, Tel: (585) 724-4000

(4)	343 State Street, Rochester, NY 14650, Tel: (585) 724-4000

(5)	6677 Santa Monica Boulevard, Hollywood, CA 90038, Tel. (323) 468-5774

(6)	343 State Street, Rochester, NY 14650, Tel: (585) 724-4000

(7)	343 State Street, Rochester, NY 14650, Tel: (585) 724-4000

(8)	1480 64th Street, Suite 300, Emeryville, CA 94608, Tel: (510) 229-1200

(9)	343 State Street, Rochester, NY 14650, Tel: (585) 724-4000

(10)	343 State Street, Rochester, NY 14650, Tel: (585) 724-4000

(11)	343 State Street, Rochester, NY 14650, Tel: (585) 724-4000

(12)	343 State Street, Rochester, NY 14650, Tel: (585) 724-4000

(13)	809 North Cahuenga Boulevard, Los Angeles, CA 90038, Tel: (323) 462-6266

(14)	809 North Cahuenga Boulevard, Los Angeles, CA 90038, Tel: (323) 462-6266

(15)	343 State Street, Rochester, NY 14650, Tel: (585) 724-4000

(16)	809 North Cahuenga Boulevard, Los Angeles, CA 90038, Tel: (323) 462-6266

(17)	251 East Ohio Street, Suite 1100, Indianapolis, IN 46204, Tel. (585) 724-4000

(18)	2040 Stirrup Creek Drive, Suite 100, Durham, NC 27703, Tel. (919) 383-8535

EXPLANATORY NOTE
     This Post Effective Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-160889) is being filed to qualify the Indenture, dated as of September 29, 2009, by and between us and Bank of New York Mellon, as trustee, related to our 10.50% Senior Secured Notes due 2017, to add to the Registration Statement the specified guarantors set forth in the table captioned “Table of Additional Registrants” (the “Guarantors”) and to include the associated guarantees of such Guarantors.

EASTMAN KODAK COMPANY
Debt Securities
Common Stock
Preferred Stock
Warrants
Guarantees
     We, or selling security holders, may offer from time to time, in one or more offerings, debt securities, common stock, preferred stock, warrants, guarantees of our debt securities or any combination thereof. The debt securities, preferred stock and warrants may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of our company. We will provide the specific terms of any offering of these securities in a supplement to this prospectus.
     This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the related offering. The prospectus supplement will also describe the specific manner in which we will offer these securities and may also add to, update or change information contained in the prospectus. We urge you to carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you make your investment decision.
     Our common stock is listed on the New York Stock Exchange under the symbol “EK.” On January 27, 2010, the last reported sale price for our common stock was $4.75 per share. We do not expect our warrants or debt securities to be listed on any securities exchange or over-the-counter market.
     See “Risk Factors” on page 3 of this prospectus and any risk factors section contained in the applicable prospectus supplement or any related free writing prospectus and under similar headings in the documents we incorporate by reference with this prospectus to read about factors you should consider before investing in these securities.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
     We, or selling security holders, may sell the securities to or through one or more underwriters, through dealers or agents, or through a combination of these methods on an immediate, continuous or delayed basis. If any underwriters, agents or dealers are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts.

The date of this prospectus is January 28, 2010.

Page

About This Prospectus	1
The Company	1
The Guarantors	1
Risk Factors	3
Forward Looking Statements	3
Use of Proceeds	5
Ratio of Earnings to Fixed Charges	6
Description of the Securities	6
Selling Security Holders	7
Legal Matters	8
Experts	8
Incorporation by Reference	8
Where You Can Find More Information	9
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     This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.

-i-

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we, or selling security holders, may sell any combination of the securities described in this prospectus in one or more offerings at any time and from time to time.
     This prospectus provides you with a general description of the securities we or selling security holders may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.
     The prospectus supplement to be attached to the front of this prospectus may describe, as applicable, the terms of the securities offered, the initial public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of these securities.
     You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the cover of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.
     The terms the “Company,” “we,” “us,” “our” and “Kodak” as used in this prospectus refer to Eastman Kodak Company and its subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.
THE COMPANY
     Eastman Kodak Company is the world’s foremost imaging innovator, providing imaging technology products and services to the photographic and graphic communications markets.
     Kodak was founded by George Eastman in 1880 and incorporated in 1901 in the State of New Jersey. The Company is headquartered in Rochester, New York. Our executive offices are located at 343 State Street, Rochester, New York 14650, and our telephone number is (585) 724-4000. Information about the Company is available on the internet at www.kodak.com. We have not incorporated by reference into this prospectus the information on our website and it is not part of this prospectus.
THE GUARANTORS
     Certain of the debt securities offered hereby will be guaranteed by each of the existing and future wholly-owned direct and indirect domestic restricted subsidiaries of Eastman Kodak Company (subject to certain limitations), which we refer to as the guarantors. If in the future there are additional guarantors, we will amend this registration statement to include such additional guarantors. The current guarantors, along with brief descriptions of their business activities, are listed below.

Guarantor	Description

• Creo Manufacturing America LLC	Dormant

• Eastman Gelatine Corporation	Manufacturer of gelatine used in the production of film base

• Eastman Kodak International Capital Company, Inc.	Holding company that owns certain foreign indirect subsidiaries of Eastman Kodak Company

• Far East Development Ltd.	Receives service charges related to the domestic operations of Eastman Kodak Company and its subsidiaries

• FPC Inc.	Indirect subsidiary of Eastman Kodak Company that disposes of and recycles motion picture film products

• Kodak Americas, Ltd.	Holding company that owns certain foreign indirect subsidiaries of Eastman Kodak Company in Latin America

• Kodak Aviation Leasing LLC	Leases aircraft used in the business operations of Eastman Kodak Company and its subsidiaries

• Kodak Imaging Network, Inc.	Owns and operates Eastman Kodak Company’s online photography service, offering digital and film processing services, photographic print production and online storage of photographs

• Kodak (Near East), Inc.	Holding company that owns and operates certain foreign indirect subsidiaries of Eastman Kodak Company in eastern Europe and the Middle East

• Kodak Philippines, Ltd.	Holding company that owns and operates a foreign indirect subsidiary of Eastman Kodak Company in The Philippines

• Kodak Portuguesa Limited	Holding company that owns and operates a foreign indirect subsidiary of Eastman Kodak Company in Portugal

• Kodak Realty, Inc.	Provides communications and real estate services for Eastman Kodak Company and its subsidiaries

• Laser Edit, Inc.	Indirect subsidiary of Eastman Kodak Company that provides post-production services to the television and motion picture industries

Guarantor	Description

• Laser-Pacific Media Corporation	Holding company that owns certain domestic indirect subsidiaries of Eastman Kodak Company engaged in businesses related to the television and motion picture industries

• NPEC Inc.	Manages Eastman Kodak Company’s monitoring and remediation activities related to its environmental exposures

• Pacific Video, Inc.	Indirect subsidiary of Eastman Kodak Company that provides post-production services to the television and motion picture industries

• Pakon, Inc.	No current operations or assets

• Qualex Inc.	Provides photographic services to domestic shopping centers, major theme parks and family vacation destinations
     The relevant prospectus supplement will specify, as applicable, that the debt securities offered thereby are guaranteed by the guarantors.
RECENT DEVELOPMENTS
     On January 28, 2010, we announced our preliminary 2009 fourth quarter and full year unaudited financial results. For the fourth quarter of 2009, we reported earnings from continuing operations of $430 million, or diluted earnings per share of $1.36 and net income of $444 million, or diluted earnings per share of $1.40. Fourth-quarter net sales were $2.582 billion, a 6% increase from the year-ago quarter. For full-year 2009, we reported a loss from continuing operations of $232 million, or a diluted loss per share of $0.87 and a net loss of $209 million, or a diluted loss per share of $0.78. Full-year net sales totaled $7.606 billion, a 19% decline from 2008. Audited financial statements as of and for the year ended December 31, 2009 will be included in our Annual Report on Form 10-K to be filed with the SEC. Our audited results may be different than the preliminary results set forth above.
     The preliminary financial data included in this registration statement has been prepared by and is the responsibility of Eastman Kodak Company’s management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.
RISK FACTORS
     Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings we make with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.
FORWARD LOOKING STATEMENTS
     Certain statements in this prospectus and the documents we incorporate by reference may be forward-looking in nature, or “forward-looking statements” as defined in the United States Private Securities Litigation Reform Act of 1995. For example, references to our expectations regarding the following are forward-looking statements: revenue; revenue growth; earnings; cash generation; increased demand for our products, including commercial printing products, digital cameras and devices; new product introductions; potential revenue, cash and earnings from intellectual property licensing; liquidity and benefits costs.

     Actual results may differ from those expressed or implied in forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks, uncertainties, assumptions and factors specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009, September 30, 2009 and the 8-K filed on September 16, 2009 under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Cautionary Statement Pursuant to Safe Harbor Provisions the Private Litigation Reform Act of 1995” and in other filings we make with the SEC from time to time. We caution readers to carefully consider such factors. Many of these factors are beyond our control. In addition, any forward-looking statements represent our estimates only as of the date they are made, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.
     Any forward-looking statements in this report should be evaluated in light of the factors and uncertainties referenced above and should not be unduly relied upon.
     The prospective financial information contained in the Company’s Current Report on Form 8-K filed on February 4, 2009 and incorporated by reference in this registration statement has been prepared by, and is the responsibility of, the Company’s management. PricewaterhouseCoopers LLP has neither examined, compiled nor performed any procedures with respect to such prospective financial information and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference in this registration statement relates to the Company’s historical information. It does not extend to the prospective financial information and should not be read to do so.
USE OF PROCEEDS
     Unless otherwise indicated in the applicable prospectus supplement or free writing prospectus, we anticipate that the net proceeds from the sale of the securities that we may offer under this prospectus and any applicable prospectus supplement or free writing prospectus will be used for general corporate purposes. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. We may invest the net proceeds temporarily until we use them for their stated purpose. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that purpose in the applicable prospectus supplement and/or free writing prospectus. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling security holders.

RATIO OF EARNINGS TO FIXED CHARGES

	Fiscal Year Ended					Nine Months Ended
	December 31, 2008	December 31, 2007	December 31, 2006	December 31, 2005	December 31, 2004	September 30, 2009

Ratio of earnings to fixed charges(1)	N/A	N/A	N/A	N/A	N/A	N/A

(1)	For purposes of calculating the ratio of earnings to fixed charges, earnings represent earnings from continuing operations before income taxes and before income or loss from equity investments, plus (a) fixed charges, (b) amortization of capitalized interest, (c) distributed income of equity investees and (d) share of pre-tax loss of equity investees for which charges arising from guarantees are included in fixed charges, less (a) interest capitalized and (b) the non-controlling interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges consist of interest expense, the interest component of rental expense, and capitalized interest. (The interest portion of rental expense is assumed to approximate one-third of rental expense.) Earnings were inadequate to cover fixed charges by $875 million, $251 million, $549 million, $1,204 million and $635 million for the fiscal years ended December 31, 2008, December 31, 2007, December 31, 2006, December 31, 2005 and December 31, 2004, respectively, and by $604 million for the nine months ended September 30, 2009.

DESCRIPTION OF THE SECURITIES
     We may issue from time to time, in one or more offerings, the following securities:

•	debt securities, which may be senior or subordinated, and which may be convertible into our common stock or preferred stock or be non-convertible;

•	shares of common stock;

•	shares of preferred stock;

•	warrants exercisable for debt securities, common stock or preferred stock; and

•	guarantees of debt securities.

     We will set forth in the applicable prospectus supplement or free writing prospectus a description of the debt securities, preferred stock, warrants and/or guarantees that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the applicable prospectus supplement, and other offering material, relating to such offer.
     The following is a brief description of our common stock:
Dividend Rights
     Each share of our common stock ranks equally with all other shares of our common stock with respect to dividends. Dividends may be declared by our board of directors and paid by us at such times as the board of directors determines, all pursuant to the provisions of the New Jersey Business Corporation Act.
Voting Rights
     Each holder of our common stock is entitled to one vote per share. Our common stock does not have cumulative voting rights. Holders of our common stock are entitled to vote on all matters requiring shareholder approval under New Jersey law and our amended and restated certificate of incorporation and amended and restated bylaws, and to elect the members of the board of directors.
Liquidation Rights
     Holders of our common stock are entitled to receive all assets that remain after payment to creditors and holders of preferred stock.
Preemptive or Other Rights
     Holders of our common stock are not entitled to preemptive rights. There are no provisions for redemption, conversion rights, sinking funds, or liability for further calls or assessments by us with respect to our common stock.
Anti-Takeover Protection
     Under the New Jersey Shareholders Protection Act, shareholders owning 10% or more of the voting power of some New Jersey corporations, including us, are prohibited from engaging in mergers or other business combination transactions with the corporation for a period of five years, or longer in some circumstances, after the shareholder first acquired at least 10% of the voting power. These restrictions are subject to important exceptions.
Transfer Agent and Registrar
     Equiserve Trust Company, N.A. serves as the registrar and transfer agent for our common stock.
Stock Exchange Listing
     Our common stock is listed on the New York Stock Exchange. The trading symbol for our common stock on this exchange is “EK.”
SELLING SECURITY HOLDERS
     Selling security holders may use this prospectus in connection with resales of securities. The applicable prospectus supplement, post-effective amendment or other filings we make with the SEC under the Securities Exchange Act of 1934, as amended, will identify the selling security holders, the terms of the securities and the transaction in which the selling security holders acquired the securities, indicate the nature of any relationship such holders have had with us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such security holder prior to the offering and the amount to be offered for the security holder’s account, and state the amount and (if one percent or more) the percentage of the class to be owned by such security holder after completion of the offering. Selling security holders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commission under the Securities Act of 1933, as amended. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling security holders.

LEGAL MATTERS
     In connection with offerings of particular securities in the future, and if stated in the appropriate prospectus supplement, the validity of the securities offered pursuant to this prospectus and any prospectus supplement will be passed upon for us by Joyce P. Haag, Esquire, General Counsel and Senior Vice President of the Company, Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California and Day Pitney LLP.
EXPERTS
      The financial statements incorporated in this Prospectus by reference to Eastman Kodak Company’s Current Report on Form 8-K dated January 28, 2010 and the financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Eastman Kodak Company for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
INCORPORATION BY REFERENCE
     The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede information included or previously incorporated by reference into this prospectus from the date we file the document containing such information. Except to the extent furnished and not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by the SEC rules, we incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, from the date of this prospectus until the completion of the offering in the relevant prospectus supplement to which this prospectus relates or this offering is terminated.
     The documents we incorporate by reference into this prospectus are:
     1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (certain information contained in such Annual Report on Form 10-K, including the consolidated financial statements, have been superseded by information filed under Item 8.01 in the Current Report on Form 8-K filed on January 28, 2010), filed on February 27, 2009, including portions of our Proxy Statement for our 2009 Annual Meeting of Stockholders held on May 13, 2009 to the extent specifically incorporated by reference into such Form 10-K;
     2. Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2009, filed on April 30, 2009, June 30, 2009, filed on July 30, 2009, and September 30, 2009, filed on October 29, 2009 (certain information contained in the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009, including the consolidated financial statements, have been superseded by information filed under Item 8.01 in the Current Report on Form 8-K filed on January 28, 2010); and
     3. Our Current Reports on Form 8-K filed on January 29, 2009 (only with respect to information filed and not with respect to Exhibit 99.1 or Exhibit 99.2 to the Current Report on Form 8-K first filed on such date), February 4, 2009, March 2, 2009, March 24, 2009, April 3, 2009, April 30, 2009 (only with respect to information filed and not with respect to Exhibit 99.1 to the Current Report on Form 8-K first filed on such date), June 1, 2009 (as amended on June 22, 2009), June 18, 2009, June 29, 2009, July 30, 2009, (only with respect to information filed and not with respect to Exhibit 99.1), September 16, 2009, September 17, 2009 (only with respect to information filed and not with respect to the portions of Exhibit 99.1 of the second Current Report on Form 8-K filed on such date which is deemed furnished pursuant to Item 7.01 of Form 8-K), September 18, 2009 (only the second Current Report on Form 8-K filed on such date), September 23, 2009, September 30, 2009, October 29, 2009 (only with respect to information filed and not with respect to Exhibit 99.1), December 4, 2009, December 23, 2009, January 11, 2010 and January 28, 2010 (only with respect to information filed and not with respect to Exhibit 99.1 or 99.2 of the Current Report on Form 8-K first filed on such date).

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Eastman Kodak Company
343 State Street
Rochester, New York 14650
(585) 724-5492
Attention: Office of the Corporate Secretary
WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the informational requirements of the Securities Exchange Act of 1934. We therefore file periodic reports, current reports, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operations of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically.
     Our Internet address is www.kodak.com (which is not intended to be an active hyperlink in this prospectus). We make available, free of charge, through our Internet website copies of our recent filings with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as soon as reasonably practicable after filing such material electronically or otherwise furnishing it to the SEC. Information contained on our website is not incorporated by reference to this prospectus.

EASTMAN KODAK COMPANY
Debt Securities
Common Stock
Preferred Stock
Warrants
Guarantees

PROSPECTUS

January 28, 2010

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth fees and expenses payable by the registrant, other than underwriting discounts and commissions, expected to be incurred in connection with the issuance and distribution of the securities being registered hereby. All amounts set forth below are estimates.

Amount
to be Paid
SEC registration fee	(1)
Trustee’s and transfer agent’s fees and expenses	(2)
Printing and engraving fees	(2)
Legal fees and expenses (including Blue Sky fees)	(2)
Accountant’s fees and expenses	(2)
Rating agency fees and expenses	(2)
Miscellaneous	(2)

Total	(2)(3)

(1)	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

(2)	The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time.

(3)	Excludes the SEC registration fee which is being deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
Item 15. Indemnification of Officers and Directors.
     The registrant is incorporated under the laws of the State of New Jersey.
     The New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.
     The New Jersey Business Corporation Act further provides that indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.
     Section 6 of the Amended and Restated Certificate of Incorporation of the registrant provides that to the fullest extent permitted by the New Jersey Business Corporation Act, directors and officers of the

II-1

registrant shall not be personally liable to the registrant or its shareholders for damages for breach of any duty owed to the registrant or its shareholders.
     Section 2(a) of Article 8 the Amended and Restated Bylaws of the registrant provides that the registrant shall indemnify and hold harmless against all liabilities any person who is or was a director or officer, including the director’s or officer’s estate (an “Indemnitee”), who is or was a party to or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise in respect of any past, present or future matter, including any action suit or proceeding by or in the right of the corporation (an “Action”), by reason of the fact that the Indemnitee is or was serving as a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of any other enterprise; provided, however, that the corporation shall not indemnify an Indemnitee if a judgment or other final adjudication adverse to the Indemnitee establishes that the Indemnitee’s acts or omissions (a) were acts or omissions that the Indemnitee knew or believed to be contrary to the best interests of the corporation or shareholders in connection with a matter to which he had a material conflict of interest, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by such person of an improper personal benefit. Subject to the receipt by the corporation of an undertaking by the Indemnitee to repay Expenses if there shall be a judgment or other final adjudication that the Indemnitee is not entitled to receive reimbursement of Expenses from the corporation, the corporation shall pay or reimburse an Indemnitee within 20 days following the later of (i) the receipt of such undertaking and (ii) receipt of a demand from the Indemnitee for payment or reimbursement of Expenses, in advance of final disposition or otherwise, to the full extent authorized or permitted by law, Expenses as incurred by the Indemnitee in defending any actual or threatened Action by reason of the fact that the Indemnitee is or was serving as a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of any other enterprise; provided, however, the corporation shall not be required hereunder to further pay or reimburse Expenses and, if requested by the corporation, shall be entitled to repayment of Expenses from the Indemnitee following any plea formally entered by or formal written admission by the Indemnitee in the Action for which the Indemnitee has sought payment or reimbursement of Expenses or indemnification that the Indemnitee has committed such acts or omissions establishing that the Indemnitee is not entitled to indemnification pursuant to subsection (a). The Indemnitee shall be entitled to be paid or reimbursed for Expenses incurred in any Action to obtain indemnification or payment or reimbursement of Expenses under subsection (a) on the same terms, conditions and limitations as the Indemnitee is entitled to Expenses under the previous sentence. The corporation shall not be obligated under subsection (a) to provide any indemnification or any payment or reimbursement of Expenses to an Indemnitee in connection with an Action (or part thereof) initiated by the Indemnitee unless the Board has authorized or consented to the Action (or part thereof) in a resolution adopted by the Board. For the purposes of Article 8, “Expenses” shall include, without limitation, all reasonable fees, costs and expenses, including without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, or investigating an Action, including any Action to obtain indemnification or payment or reimbursement of Expenses.
     In addition, Section 2(b) of Article 8 of the Amended and Restated Bylaws of the registrant also provides that, to the extent authorized from time to time by the board or directors of the registrant and subject to any terms and conditions thereof, the corporation may, to the full extent authorized or permitted by law, advance Expenses and indemnify and hold harmless against liabilities any person not covered by subsection (a) of Section 2, including the person’s estate (an “Employee Indemnitee”), who is or was an employee or agent of this corporation, or who is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of any other enterprise, or the legal representative of any such person, and who is or was a party to or threatened to be made a party to any Action by reason of the fact that the Employee Indemnitee is or was serving in any of the foregoing capacities.
     Section 3 of Article 8 of the Amended and Restated Bylaws of the registrant further provides that the right of an Indemnitee or Employee Indemnitee to indemnification and payment or reimbursement of Expenses by the corporation under Section 2 of Article 8 of the Amended and Restated Bylaws shall be in addition to, and not in lieu of, any statutory or other right of indemnification or payment, advancement or reimbursement of Expenses provided to any Indemnitee or Employee Indemnitee. Section 3 of Article 8 further provides that no amendment of Article 8 of the Amended and Restated Bylaws shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.
Item 16. Exhibits and Financial Statement Schedules.
     The following exhibits are included herein or incorporated herein by reference:

Incorporated by Reference
Exhibit							Filed
Number	Exhibit Description	Form	File No.	Exhibit		Filing Date	Herewith
1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Certificate of Incorporation of the Registrant	10-Q	001-00087	3	(A)	8/9/05
3.1.1	Articles of Organization of Creo Manufacturing America LLC						X
3.1.2	Articles of Organization of Eastman Gelatine Corporation						X
3.1.3	Certificate of Incorporation of Eastman Kodak International Capital Company, Inc.						X
3.1.4	Certificate of Incorporation of Far East Development Ltd.						X
3.1.5	Restated Articles of Incorporation of FPC Inc.						X
3.1.6	Restated Certificate of Incorporation of Kodak Americas, Ltd.						X
3.1.7	Certificate of Formation of Kodak Aviation Leasing LLC						X
3.1.8	Amended and Restated Certificate of Incorporation of Kodak Imaging Network, Inc.						X
3.1.9	Restated Certificate of Incorporation of Kodak (Near East), Inc.						X
3.1.10	Certificate of Incorporation of Kodak Philippines, Ltd.						X
3.1.11	Restated Certificate of Incorporation of Kodak Portuguesa Limited						X
3.1.12	Certificate of Incorporation of Kodak Realty, Inc.						X
3.1.13	Articles of Incorporation of Laser Edit, Inc.						X
3.1.14	Certificate of Incorporation of Laser-Pacific Media Corporation						X

Incorporated by Reference
Exhibit						Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
3.1.15	Articles of Incorporation of NPEC Inc.					X
3.1.16	Certificate of Incorporation of Pacific Video, Inc.					X
3.1.17	Certificate of Incorporation of Pakon, Inc.					X
3.1.18	Restated Certificate of Incorporation of Qualex Inc.					X
3.2	Amended and Restated Bylaws of the Registrant	8-K	001-00087	3.2	3/2/09
3.2.1	Operating Agreement of Creo Manufacturing America LLC					X
3.2.2	Bylaws of Eastman Gelatine Corporation					X
3.2.3	Bylaws of Eastman Kodak International Capital Company, Inc.					X
3.2.4	Bylaws of Far East Development Ltd.					X
3.2.5	Bylaws of FPC Inc.					X
3.2.6	Bylaws of Kodak Americas, Ltd.					X
3.2.7	Operating Agreement of Kodak Aviation Leasing LLC					X
3.2.8	Bylaws of Kodak Imaging Network, Inc.					X
3.2.9	Bylaws of Kodak (Near East), Inc.					X
3.2.10	Bylaws of Kodak Philippines, Ltd.					X
3.2.11	Bylaws of Kodak Portuguesa Limited					X
3.2.12	Bylaws of Kodak Realty, Inc.					X
3.2.13	Bylaws of Laser Edit, Inc.					X
3.2.14	Bylaws of Laser-Pacific Media Corporation					X
3.2.15	Bylaws of NPEC Inc.					X
3.2.16	Bylaws of Pacific Video, Inc.					X
3.2.17	Bylaws of Pakon, Inc.					X
3.2.18	Bylaws of Qualex Inc.					X
4.1	Form of Senior Indenture	S-3	333-160889	4.1	7/30/09
4.2	Form of Senior Debt Security (included in Exhibit 4.1)	S-3	333-160889	4.2	7/30/09
4.3	Form of Subordinated Indenture	S-3	333-160889	4.3	7/30/09
4.4	Form of Subordinated Debt Security (included in Exhibit 4.3)	S-3	333-160889	4.4	7/30/09
4.5*	Form of Certificate of Designation
4.6*	Form of Preferred Stock Certificate
4.7*	Form of Warrant Agreement
4.8*	Form of Warrant Certificate
4.9	Form of 10.50% Note due 2017 (included in Exhibit 4.10)	8-K	001-00087	4.1	9/30/09
4.10	Senior Secured Indenture related to 10.50% Notes due 2017	8-K	001-00087	4.1	9/30/09

Incorporated by Reference
Exhibit						Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
4.11	Form of Guaranty related to 10.50% Notes due 2017 (included in Exhibit 4.10)	8-K	001-00087	4.1	9/30/09
4.12	Security Agreement, dated as of September 29, 2009, related to the 10.50% Notes due 2017	8-K	001-00087	10.1	9/30/09
4.13	Amendment No. 1 to Security Agreement, dated as of January 27, 2010, related to the 10.50% Notes due 2017					X
4.14	Note and Warrant Purchase Agreement	8-K	001-00087	10.1	9/17/09
4.15	Form of Warrant issued September 29, 2009	8-K	001-00087	10.2	9/30/09
4.16	Form of Registration Rights Agreement, dated as of September 29, 2009, related to the 10.50% Notes due 2017 and Warrants issued September 29, 2009	8-K	001-00087	10.3	9/30/09
5.1	Legal Opinion of Joyce P. Haag, Esquire					X
5.2	Legal Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation					X
5.3	Legal Opinion of Day Pitney LLP					X
12.1	Computation of Ratio of Earnings to Fixed Charges					X
23.1	Consent of PricewaterhouseCoopers LLP					X
23.2	Consent of Joyce P. Haag, Esquire (included in Exhibit 5.1)					X
23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.2)					X
23.4	Consent of Day Pitney LLP (included in Exhibit 5.3)					X
24.1	Power of Attorney	S-3	333-160889		7/30/09
25.1*	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939
25.2*	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939
25.3	Form T-1 Statement of Eligibility of Bank of New York Mellon, as trustee of the Senior Secured Indenture under the Trust Indenture Act of 1939					X

*	To be filed by amendment or as an exhibit to be incorporated by reference.
Item 17. Undertakings.
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     (e) The undersigned registrant hereby undertakes that:
     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on January 28, 2010.

EASTMAN KODAK COMPANY
By:	/s/ Antonio M. Perez
Antonio M. Perez
Chief Executive Officer

POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Antonio M. Perez Antonio M. Perez	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 28, 2010

/s/ Frank S. Sklarsky Frank S. Sklarsky	Chief Financial Officer (Principal Financial Officer)	January 28, 2010

/s/ Eric H. Samuels Eric H. Samuels	Chief Accounting Officer and Controller (Principal Accounting Officer)	January 28, 2010

*	Director	January 28, 2010
Richard S. Braddock

Director
Herald Chen

Director
Adam Clammer

*	Director	January 28, 2010
Timothy M. Donahue

*	Director	January 28, 2010
Michael Hawley

*	Director	January 28, 2010
William H. Hernandez

*	Director	January 28, 2010
Douglas R. Lebda

*	Director	January 28, 2010
Debra L. Lee

*	Director	January 28, 2010
Delano E. Lewis

*	Director	January 28, 2010
William G. Parrett

Signature	Title	Date

*	Director	January 28, 2010
Joel Seligman

*	Director	January 28, 2010
Dennis F. Strigl

*	Director	January 28, 2010
Laura D’Andrea Tyson

*By:	/s/ Patrick M. Sheller
Patrick M. Sheller
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Creo Manufacturing America LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on January 28, 2010.

CREO MANUFACTURING AMERICA LLC
By:	/s/ William G. Love
William G. Love
Manager

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Antonio M. Perez, Joyce P. Haag and Patrick M. Sheller, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William G. Love	Manager	January 28, 2010
William G. Love

/s/ Patrick M. Sheller	Manager	January 28, 2010
Patrick M. Sheller

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Eastman Gelatine Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on January 28, 2010.

EASTMAN GELATINE CORPORATION
By:	/s/ William G. Love
William G. Love
Treasurer

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Antonio M. Perez, Joyce P. Haag and Patrick M. Sheller, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brad W. Kruchten	Director	January 28, 2010
Brad W. Kruchten

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Eastman Kodak International Capital Company, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on January 28, 2010.

EASTMAN KODAK INTERNATIONAL CAPITAL COMPANY, INC.
By:	/s/ William G. Love
William G. Love
President and Treasurer

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Antonio M. Perez, Joyce P. Haag and Patrick M. Sheller, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William G. Love	Director	January 28, 2010
William G. Love

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Far East Development Ltd. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on January 28, 2010.

FAR EAST DEVELOPMENT LTD.
By:	/s/ William G. Love
William G. Love
Treasurer

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Antonio M. Perez, Joyce P. Haag and Patrick M. Sheller, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick M. Sheller	Director	January 28, 2010
Patrick M. Sheller

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, FPC Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on January 28, 2010.

FPC INC.
By:	/s/ William G. Love
William G. Love
Treasurer

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Antonio M. Perez, Joyce P. Haag and Patrick M. Sheller, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kimberly A. Snyder	Director	January 28, 2010
Kimberly A. Snyder

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Kodak Americas, Ltd. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on January 28, 2010.

KODAK AMERICAS, LTD.
By:	/s/ William G. Love
William G. Love
Treasurer

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Antonio M. Perez, Joyce P. Haag and Patrick M. Sheller, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick M. Sheller	Director	January 28, 2010
Patrick M. Sheller

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Kodak Aviation Leasing LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on January 28, 2010.

KODAK AVIATION LEASING LLC
By:	/s/ William G. Love
William G. Love
Manager

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Antonio M. Perez, Joyce P. Haag and Patrick M. Sheller, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William G. Love	Manager	January 28, 2010
William G. Love

/s/ Patrick M. Sheller	Manager	January 28, 2010
Patrick M. Sheller

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Kodak Imaging Network, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on January 28, 2010.

KODAK IMAGING NETWORK, INC.
By:	/s/ William G. Love
William G. Love
Treasurer

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Antonio M. Perez, Joyce P. Haag and Patrick M. Sheller, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Phillip J. Faraci	Director	January 28, 2010
Phillip J. Faraci

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Kodak (Near East), Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on January 28, 2010.

KODAK (NEAR EAST), INC.
By:	/s/ William G. Love
William G. Love
Treasurer

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Antonio M. Perez, Joyce P. Haag and Patrick M. Sheller, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick M. Sheller	Director	January 28, 2010
Patrick M. Sheller

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Kodak Philippines, Ltd. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on January 28, 2010.

KODAK PHILIPPINES, LTD.
By:	/s/ William G. Love
William G. Love
Assistant Treasurer

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Antonio M. Perez, Joyce P. Haag and Patrick M. Sheller, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick M. Sheller	Director	January 28, 2010
Patrick M. Sheller

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Kodak Portuguesa Limited has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on January 28, 2010.

KODAK PORTUGUESA LIMITED
By:	/s/ William G. Love
William G. Love
Treasurer

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Antonio M. Perez, Joyce P. Haag and Patrick M. Sheller, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick M. Sheller	Director	January 28, 2010
Patrick M. Sheller

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Kodak Realty, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on January 28, 2010.

KODAK REALTY, INC.
By:	/s/ William G. Love
William G. Love
Treasurer

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Antonio M. Perez, Joyce P. Haag and Patrick M. Sheller, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick M. Sheller	Director	January 28, 2010
Patrick M. Sheller

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Laser Edit, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on January 28, 2010.

LASER EDIT, INC.
By:	/s/ William G. Love
William G. Love
Treasurer

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Antonio M. Perez, Joyce P. Haag and Patrick M. Sheller, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William Roberts	Director	January 28, 2010
William Roberts

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Laser-Pacific Media Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on January 28, 2010.

LASER-PACIFIC MEDIA CORPORATION
By:	/s/ William G. Love
William G. Love
Treasurer

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Antonio M. Perez, Joyce P. Haag and Patrick M. Sheller, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian Burr	Director	January 28, 2010
Brian Burr

/s/ Kimberly A. Snyder	Director	January 28, 2010
Kimberly A. Snyder

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, NPEC Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on January 28, 2010.

NPEC INC.
By:	/s/ William G. Love
William G. Love
Assistant Treasurer

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Antonio M. Perez, Joyce P. Haag and Patrick M. Sheller, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David M. Kiser	Director	January 28, 2010
David M. Kiser

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Pacific Video, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on January 28, 2010.

PACIFIC VIDEO, INC.
By:	/s/ William G. Love
William G. Love
Treasurer

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Antonio M. Perez, Joyce P. Haag and Patrick M. Sheller, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William Roberts	Director	January 28, 2010
William Roberts

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Pakon, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on January 28, 2010.

PAKON, INC.
By:	/s/ William G. Love
William G. Love
Treasurer

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Antonio M. Perez, Joyce P. Haag and Patrick M. Sheller, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick M. Sheller	Director	January 28, 2010
Patrick M. Sheller

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Qualex Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on January 28, 2010.

QUALEX INC.
By:	/s/ William G. Love
William G. Love
Treasurer

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Antonio M. Perez, Joyce P. Haag and Patrick M. Sheller, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brad W. Kruchten	Director	January 28, 2010
Brad W. Kruchten

EXHIBIT INDEX

Incorporated by Reference
Exhibit							Filed
Number	Exhibit Description	Form	File No.	Exhibit		Filing Date	Herewith
1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Certificate of Incorporation of the Registrant	10-Q	001-00087	3	(A)	8/9/05
3.1.1	Articles of Organization of Creo Manufacturing America LLC						X
3.1.2	Articles of Organization of Eastman Gelatine Corporation						X
3.1.3	Certificate of Incorporation of Eastman Kodak International Capital Company, Inc.						X
3.1.4	Certificate of Incorporation of Far East Development Ltd.						X
3.1.5	Restated Articles of Incorporation of FPC Inc.						X
3.1.6	Restated Certificate of Incorporation of Kodak Americas, Ltd.						X
3.1.7	Certificate of Formation of Kodak Aviation Leasing LLC						X
3.1.8	Amended and Restated Certificate of Incorporation of Kodak Imaging Network, Inc.						X
3.1.9	Restated Certificate of Incorporation of Kodak (Near East), Inc.						X
3.1.10	Certificate of Incorporation of Kodak Philippines, Ltd.						X
3.1.11	Restated Certificate of Incorporation of Kodak Portuguesa Limited						X
3.1.12	Certificate of Incorporation of Kodak Realty, Inc.						X
3.1.13	Articles of Incorporation of Laser Edit, Inc.						X
3.1.14	Certificate of Incorporation of Laser-Pacific Media Corporation						X
3.1.15	Articles of Incorporation of NPEC Inc.						X
3.1.16	Certificate of Incorporation of Pacific Video, Inc.						X
3.1.17	Certificate of Incorporation of Pakon, Inc.						X
3.1.18	Restated Certificate of Incorporation of Qualex Inc.						X
3.2	Amended and Restated Bylaws of the Registrant	8-K	001-00087	3.2		3/2/09
3.2.1	Operating Agreement of Creo Manufacturing America LLC						X
3.2.2	Bylaws of Eastman Gelatine Corporation						X

Incorporated by Reference
Exhibit						Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
3.2.3	Bylaws of Eastman Kodak International Capital Company, Inc.					X
3.2.4	Bylaws of Far East Development Ltd.					X
3.2.5	Bylaws of FPC Inc.					X
3.2.6	Bylaws of Kodak Americas, Ltd.					X
3.2.7	Operating Agreement of Kodak Aviation Leasing LLC					X
3.2.8	Bylaws of Kodak Imaging Network, Inc.					X
3.2.9	Bylaws of Kodak (Near East), Inc.					X
3.2.10	Bylaws of Kodak Philippines, Ltd.					X
3.2.11	Bylaws of Kodak Portuguesa Limited					X
3.2.12	Bylaws of Kodak Realty, Inc.					X
3.2.13	Bylaws of Laser Edit, Inc.					X
3.2.14	Bylaws of Laser-Pacific Media Corporation					X
3.2.15	Bylaws of NPEC Inc.					X
3.2.16	Bylaws of Pacific Video, Inc.					X
3.2.17	Bylaws of Pakon, Inc.					X
3.2.18	Bylaws of Qualex Inc.					X
4.1	Form of Senior Indenture	S-3	333-160889	4.1	7/30/09
4.2	Form of Senior Debt Security (included in Exhibit 4.1)	S-3	333-160889	4.2	7/30/09
4.3	Form of Subordinated Indenture	S-3	333-160889	4.3	7/30/09
4.4	Form of Subordinated Debt Security (included in Exhibit 4.3)	S-3	333-160889	4.4	7/30/09
4.5*	Form of Certificate of Designation
4.6*	Form of Preferred Stock Certificate
4.7*	Form of Warrant Agreement
4.8*	Form of Warrant Certificate
4.9	Form of 10.50% Note due 2017 (included in Exhibit 4.10)	8-K	001-00087	4.1	9/30/09
4.10	Senior Secured Indenture related to 10.50% Notes due 2017	8-K	001-00087	4.1	9/30/09
4.11	Form of Guaranty related to 10.50% Notes due 2017 (included in Exhibit 4.10)	8-K	001-00087	4.1	9/30/09
4.12	Security Agreement, dated as of September 29, 2009, related to the 10.50% Notes due 2017	8-K	001-00087	10.1	9/30/09
4.13	Amendment No. 1 to Security Agreement, dated as of January 27, 2010, related to the 10.50% Notes due 2017					X
4.14	Note and Warrant Purchase Agreement	8-K	001-00087	10.1	9/17/09
4.15	Form of Warrant issued September 29, 2009	8-K	001-00087	10.2	9/30/09
4.16	Form of Registration Rights Agreement, dated as of September 29, 2009, related to the 10.50% Notes due 2017 and Warrants issued September 29, 2009	8-K	001-00087	10.3	9/30/09
5.1	Legal Opinion of Joyce P. Haag, Esquire					X
5.2	Legal Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation					X
5.3	Legal Opinion of Day Pitney LLP					X
12.1	Computation of Ratio of Earnings to Fixed Charges					X
23.1	Consent of PricewaterhouseCoopers LLP					X
23.2	Consent of Joyce P. Haag, Esquire (included in Exhibit 5.1)					X

Incorporated by Reference
Exhibit						Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.2)					X
23.4	Consent of Day Pitney LLP (included in Exhibit 5.3)					X
24.1	Power of Attorney	S-3	333-160889		7/30/09
25.1*	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939
25.2*	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939
25.3	Form T-1 Statement of Eligibility of Bank of New York Mellon, as trustee of the Senior Secured Indenture under the Trust Indenture Act of 1939					X

*	To be filed by amendment or as an exhibit to be incorporated by reference.